EXHIBIT 20.1


                           SLC STUDENT LOAN TRUST - I
                            STATEMENT TO NOTE HOLDERS
                    AS OF AND FOR THE PERIOD ENDED: 8/31/2002


Pursuant to Section 11.04 of the Trust Indenture, the following is provided to the trustee by the issuer. The information shown below has not been independently verified, however is believed to be accurate to the best of the issuer's knowledge.

(a) The amount of payments with respect to each Class paid with respect to principal during August 2002;

            CLASS          PRINCIPAL PAID
            -----          --------------
             A-1            $  350,000.00
             A-2            $  350,000.00
             A-3            $  350,000.00
             A-4            $1,000,000.00
             B-1            $        0.00

(b) The amount of payments with respect to each Class paid with respect to interest during August 2002;

            CLASS          INTEREST PAID
            -----          -------------
             A-1           $   87,353.28
             A-2           $   87,800.16
             A-3           $   87,353.28
             A-4           $  191,061.44
             B-1           $   24,314.60

(c) The amount of payments allocable to any Noteholders' Auction Rate Interest Carryover (for each Class of Auction Rate Notes only), together with any remaining outstanding amount of each thereof;

                                   INTEREST CARRYOVER
                                   ------------------
     AUCTION RATE NOTES               $0.00

(d) The principal balance of Financed Eligible Loans as of August 31, 2002;

     PRINCIPAL BALANCE OF FINANCED            $246,924,208.44
     ELIGIBLE LOANS

(e) The aggregate outstanding amount of the Notes of each Class as of August 31, 2002 , after giving effect to payments allocated to principal reported under clause (a) above;

            CLASS       PRINCIPAL OUTSTANDING
            -----       ---------------------
             A-1             $58,450,000.00
             A-2             $58,450,000.00
             A-3             $58,450,000.00
             A-4             $63,450,000.00
             B-1             $15,250,000.00

(f) The INTEREST RATE FOR THE APPLICABLE CLASS OF NOTES with respect to each payment referred to in clause (b) above, indicating whether such interest rate is calculated based on the Net Loan Rate or based on the applicable Auction rate (for each Class of the Auction Rate Notes only) as of August 31, 2002;

            CLASS                 CALCULATION METHOD
            -----                 ------------------
                              Net Loan Rate   AUCTION RATE
                              -------------   ------------
             A-1                  N/A            1.8800%
             A-2                  N/A            1.8600%
             A-3                  N/A            1.8420%
             A-4                  N/A            1.9500%
             B-1                  N/A            2.0500%

(g) The amount of the Servicing Fees paid by the Trust during August 2002;

     SERVICING FEES              $22,860.50

(h) The amount of the Administration Fee, Broker/Dealer Fee, Auction Agent Fee and Trustee Fee, paid by the Trust during August 2002:

     ADMINISTRATION FEE          $   703.40
     BROKER/DEALER FEE           $61,760.07
     AUCTION AGENT FEE           $     0.00
     TRUSTEE FEE                 $     0.00

(i) The amount of Net Losses, if any, during August 2002 and any recoveries of principal and interest received during August 2002 relating to Financed Student Loans for which Net Losses were previously allocated;

     NET LOSSES                       $0.00
     RECOVERIES                       $0.00

(j) The amount of payment attributable to amounts in the Reserve Fund, the amount of any other withdrawals from the Reserve Fund during August 2002 and the balance of the Reserve Fund as of August 31, 2002;

                             BALANCE            WITHDRAWALS
                             -------            -----------
     RESERVE FUND          $4,118,013.30         $3,529.01

(k) The portion, if any, of the payments attributable to amounts on deposit in the Loan Fund;

     THE PORTION OF PAYMENTS ATTRIBUTABLE               $0.00
     TO THE LOAN FUND

(l) The aggregate amount, if any, paid by the Trustee to acquire Eligible Loans from amounts on deposit in the Loan Account with respect to each Series of the Student Loan Fund during August 2002;

                             PRINCIPAL          INTEREST             PREMIUM
                             ---------          --------             -------
     LOAN ACQUISITIONS       $3,529.01            $0.00               $0.00

(m) The amount remaining in the Loan Account with respect to each Series of the Student Loan fund that has not been used to acquire Eligible Loans and is being transferred to the Note Redemption Fund;

     TRANSFERS FROM LOAN FUND TO REDEMPTION FUND                      $0.00


(n) The aggregate amount, if any, paid for Financed Student Loans purchased from the Trust during August 2002;

     LOANS SOLD FROM THE TRUST (PRINCIPAL, INTEREST, AND PREMIUM)     $0.00


(o) The number and principal amount of financed Student Loans, as of August 31, 2002, that are (i) 31 to 60 days delinquent, (ii) 61-90 days delinquent, (iii) 91 to 120 days delinquent, (iv) more than 120 days delinquent and (v) for which claims have been filed with the appropriate Guaranty Agency and which are awaiting payment;

                                                          PRINCIPAL      % OF TOTAL PRINCIPAL
     DELINQUENCIES           NUMBER OF LOANS             OUTSTANDING          OUTSTANDING
     -------------           ---------------             -----------          -----------
     31 - 60 days                 199                   $3,350,646.88             1.4%
     61 - 90 days                  41                   $  664,486.68             0.3%
     91 - 120 days                 28                   $  444,205.66             0.2%
     121 - 150 days                22                   $  296,188.94             0.1%
     151 - 180 days                21                   $  348,748.94             0.1%
     181 - 210 days                50                   $  834,024.68             0.3%
     211 - 240 days                43                   $  658,253.60             0.3%
     Claims Pending                44                   $  665,533.01             0.3%
     Claims Filed                   2                   $   44,597.78             0.0%

(p) The total Value of the Trust Estate and the outstanding principal amount of the Notes as of August 31, 2002.

      Assets
      ------
      Cash & Cash Equivalents            $  1,952,692.97
      Student Loan Receivables           $246,924,208.44
      Reserves                           $  4,118,013.30
      Other Loan Receivables             $  2,776,290.50
                                         ---------------
      Total Assets                       $255,771,205.21
                                         ===============
      Liabilities
      -----------
      Class A-1                          $ 58,450,000.00
      Class A-2                          $ 58,450,000.00
      Class A-3                          $ 58,450,000.00
      Class A-4                          $ 63,450,000.00
      Class B-1                          $ 15,250,000.00
      Accrued Liabilities                $    459,663.78
                                         ---------------

      Total Liabilities                  $254,509,663.78
                                         ===============

      Parity Ratio (Notes Only)                   100.68%
      Parity Ratio (All Liabilities)              100.50%
      Parity Ratio (Senior Liabilities)           107.11%

(q) The number and percentage by dollar amount of (i) rejected federal reimbursement claims for Financed Student Loans, (ii) Financed Student Loans in forbearance and (iii) Financed Student Loans in deferment as of August 31, 2002.

                                                  PRINCIPAL      % OF TOTAL PRINCIPAL
     DELINQUENCIES         NUMBER OF LOANS        OUTSTANDING          OUTSTANDING
     -------------         ---------------        -----------          -----------
     Rejected Claims              0              $         0.00            0.0%
     Loans in Deferment       1,243              $28,388,749.60           11.5%
     Loans in Forbearance       735              $15,544,636.42            6.3%


A copy of the statements referred to above may be obtained by any Note Holder by a written request to the Trustee, addressed to its Corporate Trust Office.